     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 18, 2002
                                                      REGISTRATION NO. 333-86378

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                             HEWLETT-PACKARD COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           --------------------------

                 DELAWARE                               94-1081436
      (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                3000 HANOVER STREET, PALO ALTO, CALIFORNIA 94304
                                 (650) 857-1501
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           --------------------------

                              ANN O. BASKINS, ESQ.
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                3000 HANOVER STREET, PALO ALTO, CALIFORNIA 94304
                                 (650) 857-1501
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           --------------------------

                                   COPIES TO:
 CHARLES N. CHARNAS, ESQ.                             MARTIN W. KORMAN, ESQ.
 MELANIE D. VINSON, ESQ.                          BRADLEY L. FINKELSTEIN, ESQ.
 HEWLETT-PACKARD COMPANY                        WILSON SONSINI GOODRICH & ROSATI
   3000 HANOVER STREET                              PROFESSIONAL CORPORATION
   PALO ALTO, CA 94304                                 650 PAGE MILL ROAD
     (650) 857-1501                                    PALO ALTO, CA 94304
                                                         (650) 493-9300

                           --------------------------

                  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
                 SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /_______

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------

                                                             CALCULATION OF REGISTRATION FEE

======================================= ============== ============================ ====================== =========================
                                        AMOUNT TO BE                                  PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF SECURITIES TO    REGISTERED         PROPOSED MAXIMUM         AGGREGATE OFFERING     AMOUNT OF REGISTRATION
              BE REGISTERED                  (1)         OFFERING PRICE PER UNIT            PRICE                     FEE
======================================= ============== ============================ ====================== =========================
Common Stock, par value $0.01 per
   share (2)                             21,126,566 (3)         $2.50 to $74.61            $656,824,760            $60,428 (4)(5)
--------------------------------------- -------------- ---------------------------- ---------------------- -------------------------

(1) This registration statement shall also cover any additional shares of our common stock which become issuable under the rights to purchase HP stock by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without our receipt of consideration that results in an increase in the number of the outstanding shares of our common stock.

(2) Each share of common stock includes a right to purchase one one-thousandth of a share of Series A Participating Preferred Stock.

(3) Represents the estimated maximum number of shares of common stock of the Registrant to be issued upon the exercise of options and other rights to acquire common stock of former employees and directors of Compaq Computer Corporation ("Compaq") following the completion of the merger of a wholly-owned subsidiary of the Registrant with and into Compaq (the "Merger") based on the issuance of 0.6325 of a share of the Registrant's common stock for one share of common stock of Compaq that the options and rights were exercisable for immediately prior to the completion of the Merger.

(4) Calculated solely for purposes of this offering under Rule 457(g) of the Securities Act of 1933, as amended.

(5)  Previously paid.

                           --------------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

         This amendment is being filed solely to file certain exhibits previously omitted. No changes have been made to Part I or Part II of this registration statement, other than Item 16 (Exhibits) of Part II. In particular, there have been no changes to Item 14 (Other Expenses of Issuance and Distribution), Item 15 (Indemnification of Directors and Officers) or Item 17 (Undertakings) of Part II. Accordingly, Part I is not being filed herewith. Part II is being filed in its entirety, as amended.


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses, in connection with the issuance and distribution of the securities being registered. All amounts indicated are estimates (other than the registration fee):

         Registration fee.....................................        $   60,428
         Accounting fees and expenses.........................            60,000
         Printing and engraving...............................            10,000
         Transfer agent fees..................................            15,000
         Legal fees and expenses of the registrant............            50,000
                                                                      ----------
                Total.........................................        $  195,428
                                                                      ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

         Our certificate of incorporation contains a provision eliminating the personal liability of our directors to HP or its shareowners for breach of fiduciary duty as a director to the fullest extent permitted by applicable law.

         Our bylaws provide for the mandatory indemnification of our directors and officers to the maximum extent permitted by Delaware law. Our bylaws also provide:

         (i) that we may expand the scope of the indemnification by individual contracts with our directors and officers, and

         (ii) that we shall not be required to indemnify any director or officer unless the indemnification is required by law, if the proceeding in which indemnification is sought was brought by a director or officer, it was authorized in advance by our board of directors, the indemnification is provided by us, in our sole discretion pursuant to powers vested in us under the Delaware law, or the indemnification is required by individual contract.

In addition, our bylaws give us the power to indemnify our employees and agents to the maximum extent permitted by Delaware law.

ITEM 16. EXHIBITS

         The following exhibits are filed with this registration statement or incorporated by reference herein:

       EXHIBIT
       NUMBER      DESCRIPTION
     -----------   -------------------------------------------------------------
         3.1       Certificate of Incorporation. (1)
         3.2       Amendment to the Certificate of Incorporation. (2)
         3.3       Certificate of Designation of Rights, Preferences and
                   Privileges of Series A Participating Preferred Stock. (3)
         3.4       Amended and Restated Bylaws. (4)
         3.5       Amendment to Bylaws.
         5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation. (5)
        10.1       Compaq Computer Corporation 2001 Stock Option Plan.
        10.2       Compaq Computer Corporation 1998 Stock Option Plan.
        10.3       Compaq Computer Corporation 1995 Equity Incentive Plan.
        10.4       Compaq Computer Corporation 1989 Equity Incentive Plan.
        10.5       Compaq Computer Corporation Nonqualified Stock Option Plan
                   for Non-Employee Directors.
        10.6       Compaq Computer Corporation 1985 Stock Option Plan.
        10.7       Compaq Computer Corporation 1985 Executive and Key Employee
                   Stock Option Plan.
        10.8       Compaq Computer Corporation 1985 Nonqualified Stock Option
                   Plan.
        10.9       Compaq Computer Corporation 1998 Former Nonemployee
                   Replacement Option Plan.
        10.10      Amendment of Compaq Computer Corporation 1985 Stock Option
                   Plan.
        10.11      Amendment of Compaq Computer Corporation Non-Qualified
                   Stock Option Plan for Non-Employee Directors.
        10.12      Amendment of Compaq Computer Corporation 1985 Executive
                   and Key Employee Stock Option Plan.
        10.13      Amendment of Compaq Computer Corporation 1985
                   Non-Qualified Stock Option Plan.
        23.5       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation (included in Exhibit 5.1). (5)
        24.1       Power of Attorney of certain directors and officers of
                   Hewlett-Packard Company. (5)

-------------------
(1) Incorporated by reference from exhibit 3(a) to the registrant's quarterly report on Form 10-Q for the fiscal quarter ended April 30, 1998.

(2) Incorporated by reference from exhibit 3(b) to the registrant's quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2001.

(3) Incorporated by reference from Exhibit 3.4 to the registrant's registration statement on Form 8-A dated September 4, 2001.

(4) Incorporated by reference from Exhibit 3.1 to the registrant's current report on Form 8-K dated November 6, 2001.

(5)      Previously filed.

ITEM 17. UNDERTAKINGS

         (1) The undersigned registrant hereby undertakes:

               (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, (the "Securities Act");

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by these clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

               (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the registrant's registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 18, 2002.

                                           HEWLETT-PACKARD COMPANY


                                           By: /s/ Charles N. Charnas
                                               ---------------------------------
                                                Charles N. Charnas
                                                Assistant Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, on April 18, 2002 this Amendment No. 1 to the registrant's registration statement on Form S-3 has been signed by the following persons in the capacities indicated:

       SIGNATURE                                          TITLE
-------------------------------         ----------------------------------------
*                                       Chairman, President and Chief Executive
-------------------------------         Officer (Principal Executive Officer)
Carleton S. Fiorina

*                                       Vice President, Finance and
-------------------------------         Administration and Chief Financial
Robert P. Wayman                        Officer (Principal Financial Officer)
                                        and Director

*                                       Vice President and Controller (Principal
-------------------------------         Accounting Officer)
Jon E. Flaxman

-------------------------------         Director
Philip M. Condit

*                                       Director
-------------------------------
Patricia C. Dunn

*                                       Director
-------------------------------
Sam Ginn

*                                       Director
-------------------------------
Richard A. Hackborn

                                        Director
-------------------------------
Walter B. Hewlett

                                        Director
-------------------------------
Dr. George A. Keyworth II

*                                       Director
-------------------------------
Robert E. Knowling, Jr.

*By: /s/ Charles N. Charnas
    ---------------------------
         Charles N. Charnas
         Attorney-in-Fact

                                  EXHIBIT INDEX


       EXHIBIT
       NUMBER      DESCRIPTION
     -----------   -------------------------------------------------------------
         3.1       Certificate of Incorporation. (1)
         3.2       Amendment to the Certificate of Incorporation. (2)
         3.3       Certificate of Designation of Rights, Preferences and
                   Privileges of Series A Participating Preferred Stock. (3)
         3.4       Amended and Restated Bylaws. (4)
         3.5       Amendment to Bylaws.
         5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation. (5)
        10.1       Compaq Computer Corporation 2001 Stock Option Plan.
        10.2       Compaq Computer Corporation 1998 Stock Option Plan.
        10.3       Compaq Computer Corporation 1995 Equity Incentive Plan.
        10.4       Compaq Computer Corporation 1989 Equity Incentive Plan.
        10.5       Compaq Computer Corporation Nonqualified Stock Option Plan
                   for Non-Employee Directors.
        10.6       Compaq Computer Corporation 1985 Stock Option Plan.
        10.7       Compaq Computer Corporation 1985 Executive and Key Employee
                   Stock Option Plan.
        10.8       Compaq Computer Corporation 1985 Nonqualified Stock Option
                   Plan.
        10.9       Compaq Computer Corporation 1998 Former Nonemployee
                   Replacement Option Plan.
        10.10      Amendment of Compaq Computer Corporation 1985 Stock Option
                   Plan.
        10.11      Amendment of Compaq Computer Corporation Non-Qualified
                   Stock Option Plan for Non-Employee Directors.
        10.12      Amendment of Compaq Computer Corporation 1985 Executive
                   and Key Employee Stock Option Plan.
        10.13      Amendment of Compaq Computer Corporation 1985
                   Non-Qualified Stock Option Plan.
        23.5       Consent of Wilson Sonsini Goodrich & Rosati, Professional
                   Corporation (included in Exhibit 5.1). (5)
        24.1       Power of Attorney of certain directors and officers of
                   Hewlett-Packard Company. (5)

-------------------
(1) Incorporated by reference from exhibit 3(a) to the registrant's quarterly report on Form 10-Q for the fiscal quarter ended April 30, 1998.

(2) Incorporated by reference from exhibit 3(b) to the registrant's quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2001.

(3) Incorporated by reference from Exhibit 3.4 to the registrant's registration statement on Form 8-A dated September 4, 2001.

(4) Incorporated by reference from Exhibit 3.1 to the registrant's current report on Form 8-K dated November 6, 2001.

(5)      Previously filed.